Exhibit 10.5

                               SERVICES AGREEMENT

      THIS SERVICES AGREEMENT (the "Agreement") is made and entered into this 10th day of June, 2005, by and between EXECUTE SPORTS, INCORPORATED, a Nevada corporation ("EXSP"), and BLUE WATER CAPITAL GROUP LTD, a corporation organized and existing under the laws of the BVI ("BWC"), collectively referred to hereinafter as the "Parties" or individually as a "Party."

                                 R E C I T A L S

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      EXSP desires to engage BWC, and BWC desires to accept such engagement from
EXSP, to perform various business advisory and business development services including, but not limited to, the preparation of marketing presentations, website optimization and conference webcasts on behalf of EXSP.

      This Agreement contains the entire understandings between the Parties concerning the subject matter hereof, and all other agreements, understandings and documents are hereby merged into this Agreement and made a part hereof.

      NOW THEREFORE, In consideration of the foregoing premises and the mutual covenants contained herein, the Parties hereto agree as follows:

                                A G R E E M E N T

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1. TERM. This Agreement shall commence on the Effective Date and may be terminated by either Party at any time with thirty (30) days' written notice to the other Party of the intent to terminate. Upon the termination of this Agreement, all obligations of the Parties shall cease, except that the provisions of this Agreement contained in Sections 8 and 9 shall continue in effect.

2. SERVICES.

      2.1. During the term of this Agreement, BWC agrees to provide the Services as requested by EXSP on a continuous basis. BWC also agrees to provide the Services pursuant to the guidelines and requirements promulgated by EXSP from time to time and provided to BWC by EXSP.

      2.2. During the term of this Agreement, EXSP understands, agrees and acknowledges that by performing the Services for and on behalf of EXSP, BWC:

            (a) is acting as an independent contractor to provide the Services, and that no employment, partnership, joint venture, or fiduciary relationship has been created by this Agreement;

            (b) will not incur any liability to EXSP in respect of any breach of applicable laws or regulations where BWC has acted in good faith in the absence of or in accordance with such advice.

3. FEES AND EXPENSES.

      3.1. FEES. In exchange for his Services under this Agreement, BWC shall receive from EXSP a non-refundable fee in the amount of One Hundred and Eighty Seven Thousand, Five Hundred and No Cents ($187,500.00), payable in the Company's Common Stock, or Seven Hundred and Fifty Thousand (750,000) Shares at the Company's sole discretion in lieu of cash with piggy back registration rights as of the Effective Date of this Agreement.

      3.2. EXPENSES. Unless otherwise specified in writing, BWC shall be responsible for all expenses incurred while performing services under this Agreement. This includes license fees, memberships and dues; general automobile and other travel expenses; meals and entertainment; insurance premiums; and all salary expenses and other compensation paid to employees or contract personnel BWC hires to complete the work under this Agreement, unless approved by EXSP in advance. Notwithstanding the above, EXSP will reimburse BWC for documented, out-of-pocket expenses incurred in connection with the Services performed by BWC under this Agreement.

4. OBLIGATIONS OF EXSP.

      4.1. Information. EXSP will provide BWC with all material information relevant in his performance of the Services under this Agreement. EXSP will ensure that information so supplied is true and accurate in all material respects and is not misleading, whether by omission or otherwise.

      4.2. Authorization. EXSP confirms and undertakes that it has all necessary powers and has obtained or will obtain all necessary authorizations, consents and approvals, including from the board of directors of EXSP, validly and lawfully required to enter into this Agreement. The entering into of this Agreement does not violate the Bylaws of EXSP or any other agreement.

5. OBLIGATIONS OF BWC.

      5.1. Licenses and Education. BWC shall be responsible for preparation and presentation of various collateral materials, the maintenance and optimization of EXSP's website and electronic marketing strategies.

      5.2. No Conflicts. BWC hereby represents that, to the best of his knowledge and belief, the performance by BWC of all of the terms of this Agreement and work as an independent contractor for EXSP does not breach any oral or written agreement which BWC has made prior to the Effective Date of this Agreement.

6. INDEPENDENT CONTRACTOR STATUS. BWC is an independent contractor, not an employee of EXSP. Any employee or contract personnel employed or hired by BWC to complete the work under this Agreement are not employees of EXSP. BWC and EXSP agree to the following terms and conditions consistent with an independent contractor relationship:

      6.1. This Agreement is non-exclusive, and BWC has the right to perform services for others during the term of this Agreement, provided such services are not in conflict with the Services to be performed by BWC under this Agreement;

      6.2. BWC has the sole right to control and direct the means, manner and method by which the Services will be performed;

      6.3. BWC has the right to perform the Services at any place, location or time;

      6.4. BWC will furnish all equipment and materials used to provide the Services;

      6.5. BWC has the right to hire assistants as subcontractors, or to use employees to provide the Services, without the approval of EXSP;

      6.6. Neither BWC nor any employee or contract personnel employed or hired by BWC shall receive any training from EXSP in the skills necessary to perform the Services; and

      6.7. EXSP shall not require BWC or any employee or contract personnel employed or hired by BWC to devote full time to performing the Services.

7. BENEFITS.

      7.1. Fringe Benefits. BWC understands that neither BWC nor any employee or contract personnel employed or hired by BWC are eligible to participate in any employee pension, health, vacation pay, sick pay or other fringe benefit plan of CTI.

      7.2. Workers' Compensation. EXSP shall not obtain workers' compensation insurance on behalf of BWC or any employee or contracted personnel employed or hired by BWC.

      7.3. Unemployment Compensation. EXSP shall make no state or federal unemployment compensation payments on behalf of BWC any employee or contract personnel employed or hired by BWC. BWC will not be entitled to these benefits in connection with the Services performed under this Agreement.

      7.4. Insurance. EXSP shall not provide any insurance coverage of any kind for BWC or any employee or contract personnel employed or hired by EXSP.

8. CONFIDENTIAL INFORMATION. BWC acknowledges that during the term of this Agreement, EXSP will develop, discover, have access to, and become acquainted with technical, financial, marketing, personnel, and other information relating to the present or contemplated products or the conduct of business of EXSP which is of a confidential and proprietary nature (the "Confidential Information"). BWC agrees that all files, records, documents, and the like relating to such Confidential Information, whether prepared by him or otherwise coming into his possession, shall remain the exclusive property of EXSP, and BWC hereby agrees to promptly disclose such Confidential Information to EXSP upon request and hereby assigns to EXSP any rights which BWC may acquire in any Confidential Information. BWC further agrees not to disclose or use any Confidential Information and to use his best efforts to prevent the disclosure or use of any Confidential Information either during the term of this Agreement or at any time thereafter, except as may be necessary in the ordinary course of performing the Services under this Agreement. Upon termination of this Agreement for any reason, BWC shall promptly deliver to EXSP all materials, documents, data, equipment, and other physical property of any nature containing or pertaining to any Confidential Information, and BWC shall not take from EXSP, without its prior written consent, any such material or equipment or any reproduction thereof.

9. INDMENITY. EXSP hereby agrees to indemnify and hold harmless BWC, its agents, representatives, employees, partners and independent contractors for any losses, damages or expenses that may be incurred by BWC or such other parties as a result of any breach of any covenant, agreement, representation or warranty made hereunder or any other loss, damage or expenses incurred by BWC or such other parties resulting from the acts or actions of EXSP under this Agreement. BWC hereby agrees to indemnify and hold harmless EXSP, its agents, representatives, employees and independent contractors for any losses, damages or expenses that may be incurred by EXSP or such other parties as a result of any breach of any covenant, agreement, representation or warranty made under this Agreement by BWC in connection herewith.

10. MISCELLANEOUS.

      10.1. Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

      10.2. Amendment. This Agreement shall not be amended or modified, nor rights hereunder waived, except by writing, signed by both Parties.

      10.3. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors or permitted assigns, and it is not the intention of the parties hereto to confer third-party beneficiary rights upon any person.

      10.4. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be full severable, (b) this Agreement will be constituted and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

      10.5. Counterparts. This Agreement nay be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties acknowledge that the persons named below have the requisite authority to execute this Agreement and bind their respective principals.

      10.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflict of laws. The Parties further agree that proper venue and jurisdiction for any dispute under this agreement shall be the courts in the State of California.

      10.7. Notices. All notices, demands to other communications to be given under or by reason of the Agreement shall be in writing and shall be deemed to have been received when delivered personally, or when transmitted by facsimile or by overnight delivery service, addressed as follows:

      If to BWC:

      If to EXSP:

            Execute Sports, Inc.
            Attention: Don Dallape
            1284 Puerta Del Sol #150
            San Clemente, CA 93673

Either Party hereto may change its address for notices, demands and other communications hereunder by giving notices of such change to the other party in accordance with this Section 10.7.

      10.8. Assignment; Binding Effect. This Agreement may not be assigned by either Party without the prior written consent of the other. This Agreement shall bind the Parties hereto and their assigns and successors in interest.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date set forth above.

                                       Blue Water Capital Group, Ltd. ("BWC")


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                                       Authorized Signature


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                                       Print Name and Title


                                       Execute Sports, Inc. ("EXSP")


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                                       Don Dallape, President